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                             HARTFORD LIFE INSURANCE COMPANY

                                   POWER OF ATTORNEY
                                   ----------------


                                      David T. Foy
                                     Thomas M. Marra
                                 Christine Hayer Repasy
                                    Lowndes A. Smith
                                     John C. Walters
                                   Lizabeth H. Zlatkus
                                  David M. Znamierowski

do hereby jointly and severally authorize Christine Hayer Repasy, Marianne O'Doherty, Christopher M. Grinnell, Thomas S. Clark and W. Michael Stobart to sign as their agent any Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief of the Hartford Life Insurance Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, and do hereby ratify such signatures heretofore made by such persons.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.



/s/ David T. Foy                          Dated as of August 1, 2001
----------------------------
David T. Foy

/s/ Thomas M. Marra                       Dated as of August 1, 2001
----------------------------
Thomas M. Marra

/s/ Christine Hayer Repasy                Dated as of August 1, 2001
----------------------------
Christine Hayer Repasy


/s/ Lowndes A. Smith                      Dated as of August 1, 2001
----------------------------
Lowndes A. Smith


/s/ John C. Walters                       Dated as of August 1, 2001
----------------------------
John C. Walters


/s/ Lizabeth H. Zlatkus                   Dated as of August 1, 2001
----------------------------
Lizabeth H. Zlatkus


/s/ David M. Znamierowski                 Dated as of August 1, 2001
----------------------------
David M. Znamierowski